                                                              EXHIBIT (23)-(1)





                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 25, 1995 appearing on page 61 of Wisconsin Electric Power Company's Annual Report on Form 10-K for the year ended December 31, 1994 and of our report dated January 25, 1995 appearing on page 25 in Item 8 of Wisconsin Natural Gas Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 2-2066). We also consent to the reference to us under the heading "Experts" in such Prospectus.





/s/Price Waterhouse LLP
-----------------------
PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
November 15, 1995